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Direct tel +852 2971 3096
Email lorraine.pao@maplesandcalder.com

Exceed Company Ltd.
Suite 8, 20/F,
One International Finance Centre
1 Harbour View Street,
Central, Hong Kong.

27 May 2011

Dear Sirs

Exceed Company Ltd.

We act as British Virgin Islands counsel for Exceed Company Ltd. (the "**Company**"), a British Virgin Islands company, in connection with the Company's registration statement on Form F-3 as filed by the Company on 27 May 2011 (the "**Registration Statement**") with the Securities and Exchange Commission (the "**Commission**") under the U.S. Securities Act of 1933 relating to the sale by certain selling shareholders of the Company of up to 18,932,140 ordinary shares of par value US$0.0001 each in the Company.

1 Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the written resolutions of the board of directors of the Company dated 6 May 2009, 28 September 2009 and 20 May 2011 (collectively, the "**Resolutions**");

1.2 a registered agent's certificate dated 19 May 2011, issued by Maples Corporate Services (BVI) Limited, the Company's registered agent, (a copy of which is attached as Annexure A) (the "**Registered Agent's Certificate**")

1.3 the public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "**Registry of Corporate Affairs**") on 18 May 2011 including:

(a) the Company's Certificate of Incorporation; and

(b) the Company's Amended and Restated Memorandum and Articles of Association filed with the Registry of Corporate Affairs on 24 September 2009;

1.4 the records of proceedings on file with and available for inspection on 18 May 2011 at the British Virgin Islands High Court Registry (the "**High Court Registry**");

1.5 a copy of an extract of the register of members of the Company provided to us on 26 May 2011 (the "**Register of Members**");

1.6 a certificate from a Director of the Company dated 27 May 2011 (a copy of which is annexed hereto as Annexure B (the "**Director's Certificate**"); and

1.7 the Registration Statement in respect of the resale of up to (a) 16,719,351 ordinary shares in the Company (the "**Shares**"); and (b) 2,212,789 ordinary shares in the Company issuable upon the satisfaction of certain performance targets (the "**Issuable Shares**").

2 Assumptions

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the British Virgin Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Registered Agent's Certificate and the Director's Certificate as to matters of fact and the Register of Members without further verification and have relied upon the following assumptions, which we have not independently verified:

2.1 copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2 all signatures, initials and seals are genuine;

2.3 there is no contractual or other prohibition (other than as may arise by virtue of the laws of the British Virgin Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations;

2.4 the accuracy and completeness of all factual representations expressed in or implied by the documents we have examined;

2.5 there is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing;

2.6 that all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches;

2.7 the Resolutions remain in full force and effect; and

2.8 that no less than the par value have been or will be paid for all shares issued and to be issued in the Company and such shares have been or will be duly registered in the register of members of the Company.

3 Opinion

Based upon, and subject to, the foregoing assumptions and the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 the Company is a company limited by shares registered under the BVI Business Companies Act, 2004 (the "**Act**"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name;

3.2 the Company is authorised to issue a maximum of 60,000,000 shares divided into 55,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preferred shares of a par value of US$0.0001 each;

3.3 the Shares to be registered for resale pursuant to the Registration Statement are validly issued, fully paid and non-assessable; and

3.4 the Issuable Shares to be registered for resale pursuant to the Registration Statement will, when issued by the Company, delivered and paid for in full in the manner described in and pursuant to the Resolutions and the Registration Statement and duly registered in the register of members of the Company, be validly issued, fully paid and non-assessable.

4 Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder

Maples and Calder

Annexure A

Registered Agent's Certificate

REGISTERED AGENT'S CERTIFICATE

In this certificate:

"Act"	means the BVI Business Companies Act, 2004 (as amended).
"BVI"	means the British Virgin Islands.
"Company"	means **Exceed Company Ltd.**
"FSC"	means the BVI Financial Services Commission.
"Register"	means the Register of Companies maintained by the Registrar.
"Registered Agent"	means Maples Corporate Services (BVI) Limited.
"Registered Office"	means the Company's registered office, being Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.
"Register of Charges"	means a register of charges maintained at the Company's Registered Office pursuant to section 162 of the Act.
"Registrar"	means the Registrar of Corporate Affairs in the BVI.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands, being the Company's duly appointed registered agent hereby certify that:

1 the Company was incorporated in the BVI on 21 April 2009 with company number 1529518;

2 the Company's name appears on the Register and it has paid all fees due and payable to the FSC.

As far as can be determined from the documents retained at the Registered Office:

3 the Company has not commenced liquidation under the Act or the Insolvency Act, 2003 (as amended) and no receiver has been appointed over the Company or any of its assets;

4 no legal, arbitration or other administrative proceedings have been threatened or commenced against the Company;

5 the Directors of the Company are as follows:

Name	Appointment Date
Jin Jichun	21 October 2009
Lin Shuipan	21 October 2009
William Sharp	8 November 2009

6 according to the records maintained at the Registered Office, the register of members of the Company is maintained by Continental Stock Transfer & Trust Company.

7 No entries have been made on the Company's Register of Charges.

8 All certifications are correct as at the 19th day of May 2011.

For and on behalf of

Maples Corporate Services (BVI) Limited - Registered Agent

Annexure B

Director's Certificate

Exceed Company Ltd.
P.O. Box 173, Road Town
Tortola, British Virgin Islands

May 27, 2011

To: Maples and Calder
53rd Floor, The Center
99 Queen's Road Central
Hong Kong

Dear Sirs

Exceed Company Ltd. (the "**Company**")

I, Lin Shuipan, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "**Opinion**") in relation to certain aspects of British Virgin Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The Memorandum and Articles of Association of the Company registered on 24 September 2009 remain in full force and effect and are unamended.

2 The Company has not created any charges over any of its property or assets.

3 The Resolutions were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

4 The Company is authorised to issue a maximum of 60,000,000 shares divided into 55,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preferred shares of a par value of US$0.0001 each, of which 31,121,176 ordinary shares and no preferred shares have been validly issued and are fully paid up as of April 20, 2011.

5 The shareholders of the Company has not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement.

6 The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

7 The directors of the Company at the date of the Resolutions and at the date hereof were and are: Lin Shuipan, Jin Jichun and William Sharp.

8 Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of the Opinion.

9 To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. The directors and/or

shareholders have not taken any steps to have the Company struck off or placed in liquidation, and no steps been taken to wind up the Company. Further, no receiver has been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you personally to the contrary.

Signature: ______________________

Lin Shuipan

Director